ADVISORY AGREEMENT


ALLIANCEBERNSTEIN ALL-ASIA INVESTMENT FUND, INC.
1345 Avenue Of The Americas
New York, New York 10105

	October 21, 1994 as amended
April 25, 2003 and September 7, 2004


Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

		We, the undersigned AllianceBernstein All-Asia
Investment Fund, Inc. herewith confirm our agreement with you as follows:
		1.	We are an open-end, diversified management
investment company registered under the Investment Company Act of 1940, as amended (the Act).  We are currently authorized to issue separate classes of shares and our Directors are
authorized to reclassify and issue any unissued shares to any number of additional classes or series (portfolios) each having its own investment objective, policies and restrictions, all as more fully described in the prospectus and the statement of
additional information constituting parts of the Registration
Statement filed on our behalf under the Securities Act of 1933, as amended, and the Act.  We propose to engage in the business of investing and reinvesting the assets of each of our
portfolios in securities (the portfolio assets) of the type
and in accordance with the limitations specified in our Articles of Incorporation, By-Laws, Registration Statement filed with the
Securities and Exchange Commission under the Securities Act of
1933 and the Act, and any representations made in our prospectus and statement of additional information, all in such manner and to such extent as may from time to time be authorized by our
Board of Directors.  We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.
		2.	(a)	We hereby employ you to manage the
investment and reinvestment of the portfolio assets as above specified and, without limiting the generality of the foregoing, to provide management and other services specified below.
			(b)	You will make decisions with respect to all
purchases and sales of the portfolio assets.  To carry out such decisions, you are hereby authorized, as our agent and attorney-
in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of the
portfolio assets.  In all purchases, sales and other
transactions in the portfolio assets you are authorized to
exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with
respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.
			(c)	You will report to our Board of Directors at
each meeting thereof all changes in the portfolio assets since the prior report, and will also keep us in touch with important developments affecting the portfolio assets and on your own
initiative will furnish us from time to time with such
information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in the portfolio assets, the industries in which they engage, or the conditions prevailing in the economy generally.
You will also furnish us with such statistical and analytical information with respect to the portfolio assets as you may
believe appropriate or as we reasonably may request.  In making such purchases and sales of the portfolio assets, you will bear in mind the policies set from time to time by our Board of
Directors as well as the limitations imposed by our Articles of Incorporation and in our Registration Statement under the Act and the Securities Act of 1933, the limitations in the Act and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objective, policies and restrictions applicable to each of our portfolios.
			(d)	It is understood that you will from time to
time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you.  No obligation may be incurred on our behalf in any such respect.  During the continuance of this agreement and at our request you will provide to us persons
satisfactory to our Board of Directors to serve as our officers.
You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting and other services to us as we may from time to time request of you.  Such
personnel may be employees of you or your affiliates.  We will pay to you or your affiliates the cost of such personnel for rendering such services to us, provided that all time devoted to the investment or reinvestment of the portfolio assets shall be for your account.  Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties.  Furthermore, you or your affiliates shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject.  You or your affiliates shall also be
responsible for the payment of any expenses incurred in
promoting the sale of our shares (other than the portion of the promotional expenses to be borne by us in accordance with an effective plan pursuant to Rule 12b-1 under the Act and the
costs of printing our prospectuses and other reports to
shareholders and fees related to registration with the
Securities and Exchange Commission and with state regulatory authorities).
		3.	It is further agreed that you shall be
responsible for the portion of the net expenses of each of our portfolios (except interest, taxes, brokerage, fees paid in
accordance with an effective plan pursuant to Rule 12b-1 under the Act, expenditures which are capitalized in accordance with generally accepted accounting principles and extraordinary
expenses, all to the extent permitted by applicable state law and regulation) incurred by us during each of our fiscal years or portion thereof that this agreement is in effect between us which, as to a portfolio, in any such year exceeds the limits applicable to such portfolio under the laws or regulations of any state in which our shares are qualified for sale (reduced pro rata for any portion of less than a year).  We hereby
confirm that, subject to the foregoing, we shall be responsible and hereby assume the obligation for payment of all our other expenses, including: (a) payment of the fee payable to you under paragraph 5 hereof; (b) custody, transfer and dividend
disbursing, and administration expenses; (c) fees of directors who are not your affiliated persons; (d) legal and auditing
expenses; (e) clerical, accounting and other office costs; (f)
the cost of personnel providing services to us, as provided in subparagraph (d) of paragraph 2 above; (g) costs of printing our prospectuses and shareholder reports; (h) cost of maintenance of our corporate existence; (i) interest charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies; (k)
expenses and fees related to registration and filing with the
Securities and Exchange Commission and with state regulatory authorities; and (l) such promotional expenses as may be
contemplated by an effective plan pursuant to Rule 12b-1 under the Act provided, however, that our payment of such promotional expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan.
		4.	We shall expect of you, and you will give us the
benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your
undertaking these services that you shall not be liable
hereunder for any mistake of judgment or in any event
whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your
obligations and duties hereunder.
		5.	In consideration of the foregoing we will pay you
a monthly fee at an annualized rate of .75 of 1.00% of the first
$2.5 billion, .65 of 1.00% of the excess over $2.5 billion up to
$5 billion and .60 of 1.00% of the excess over $5 billion of our average daily net assets.  Such fee shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month.  If our initial Registration
Statement is declared effective by the Securities and Exchange
Commission after the beginning of a month or this agreement
terminates prior to the end of a month, such fee shall be
prorated according to the proportion which such portion of the month bears to the full month.
		6.	This agreement shall become effective on the date
on which our pending Registration Statement on Form N-1A
relating to our shares becomes effective and shall remain in effect until June 30, 1995 and continue in effect thereafter with respect to each portfolio provided that such continuance is specifically approved at least annually by the Board of
Directors or by the vote of a majority of the outstanding voting securities of such portfolio (as defined in the Act), and, in either case, by a majority of the Board of Directors who are not parties to this agreement or interested persons, as defined in the Act, of any party to this agreement (other than as Directors of our corporation), provided further, however, that if the
continuation of this agreement is not approved as to a
portfolio, you may continue to render to such portfolio the
services described herein in the manner and to the extent
permitted by the Act and the rules and regulations thereunder.
Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter
hereof.  This agreement may be terminated with respect to any portfolio at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as so defined) of such portfolio, or by a vote of the Board of
Directors on 60 days written notice to you, or by you with
respect to any portfolio on 60 days written notice to us.
		7.	This agreement may not be transferred, assigned,
sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you.  The terms transfer, assignment and sale as used in this
paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or
regulations promulgated by the Securities and Exchange
Commission thereunder.
		8.	(a) Except to the extent necessary to perform
your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your
employees, or any of the officers or directors of Alliance
Capital Management Corporation, your general partner, who may also be a Director, officer or employee of ours, or persons
otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or
association.
			(b) You will notify us of any change in the
general partners of your partnership within a reasonable time after such change.
 		9.	If you cease to act as our investment adviser,
or, in any event, if you so request in writing, we agree to take all necessary action to change our name to a name not including the terms Alliance, Bernstein or AllianceBernstein.  You
may from time to time make available without charge to us for our use such marks or symbols owned by you, including marks or symbols containing the terms Alliance, Bernstein or
AllianceBernstein or any variation thereof, as you may
consider appropriate.  Any such marks or symbols so made
available will remain your property and you shall have the
right, upon notice in writing, to require us to cease the use of such mark or symbol at any time.
		10.	This Agreement shall be construed in accordance
with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Act.


		If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.
						Very truly yours,

						ALLIANCEBERNSTEIN ALL-ASIA
						  INVESTMENT FUND, INC.


						By:
						__________________________
							Name:  Mark R. Manley
							Title: Secretary

Agreed to and accepted
as of October 21, 1994, as amended
April 25, 2003 and September 7, 2004

ALLIANCE CAPITAL MANAGEMENT L.P.

By ALLIANCE CAPITAL MANAGEMENT
     CORPORATION, its general
     partner

By:
	_______________________________
	Name:  Marc O. Mayer
	Title: Executive Vice President